Exhibit 99.1

Zuora Reports First Quarter Fiscal 2023 Results
Subscription revenue grew 21% year-over-year; total revenue grew 16% year-over-year
Redwood City, Calif. – May 25, 2022 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal first quarter ended April 30, 2022.
“Our first quarter continued to demonstrate the resilience of the recurring revenue model, and our unique ability to provide a complete quote to cash and revenue recognition process at scale. We exceeded guidance for total revenue and subscription revenue. Long-term trends continue to support the broadening Subscription Economy and we delivered another quarter of consistent execution,” said Tien Tzuo, founder and CEO of Zuora.

First Quarter Fiscal 2023 Financial Results:
•Revenue: Total revenue was $93.2 million, an increase of 16% year-over-year. Subscription revenue was $78.5 million, an increase of 21% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $23.7 million, compared to a loss from operations of $17.4 million in the first quarter of fiscal 2022.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $0.2 million, compared to a non-GAAP loss from operations of $2.4 million in the first quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $23.2 million, or 25% of revenue, compared to a net loss of $17.7 million, or 22% of revenue, in the first quarter of fiscal 2022. GAAP net loss per share was $0.18 based on 128.5 million weighted-average shares outstanding, compared to a net loss per share of $0.15 based on 121.4 million weighted-average shares outstanding in the first quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $4.0 million, compared to a non-GAAP net loss of $2.6 million in the first quarter of fiscal 2022. Non-GAAP net loss per share was $0.03 based on 128.5 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.02 based on 121.4 million weighted-average shares outstanding in the first quarter of fiscal 2022.
•Cash Flow: Net cash provided by operating activities was $7.0 million, compared to net cash provided by operating activities of $10.3 million in the first quarter of fiscal 2022.
•Free Cash Flow: Free cash flow was $3.7 million compared to $8.6 million in the first quarter of fiscal 2022.
•Cash and Investments: Cash and cash equivalents and short-term investments were $452.6 million as of April 30, 2022.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 746, up from 677 as of April 30, 2021.
•Dollar-based retention rate was 110%, compared to 103% as of April 30, 2021.
•Our ARR was $326.3 million compared to $271.8 million as of April 30, 2021, representing ARR Growth of 20% compared to 14% as of April 30, 2021.

•Customer usage of Zuora solutions grew, with $20.6 billion in transaction volume through Zuora’s billing platform during our first quarter, an increase of 21% year-over-year.
•Zuora launched its inaugural Environmental, Social and Governance (ESG) Impact Report and announced that the company was carbon neutral for fiscal year 2022.
•New customer logos included BMC Software and The New York Times.
•Recent go-lives included ABB, Elastic and Yotpo.
•In March 2022, Zuora issued $250.0 million of convertible notes to Silver Lake, one of the leading technology private equity investors, and will issue an additional $150.0 million of convertible notes to Silver Lake within 18 months of the initial issuance date. Zuora also issued warrants to Silver Lake in connection with its financing.

Financial Outlook:
As of May 25, 2022, we are providing guidance for the second quarter and full year fiscal 2023, as well as an additional view of our expected fiscal year 2023 results, based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the second quarter and full fiscal year 2023, Zuora currently expects the following results, which reflects the impact of the Silver Lake investment:

	Second Quarter	Fiscal 2023
Subscription revenue	$82.0M - $83.0M	$339.0M - $341.0M
Total revenue	$96.5M - $98.5M	$402.0M - $406.0M
Non-GAAP loss from operations	($2.0M) - ($1.0M)	($2.0M) - $0.0M
Non-GAAP net loss per share¹	($0.06) - ($0.05)	($0.19) - ($0.15)

Zuora is providing the following preliminary view of our expected results for fiscal year 2023:

Fiscal 2023
ARR Growth	21% or higher
Dollar-based Retention Rate	112% or higher
Free Cash Flow[2]	$6.0M - $9.0M
(1) Non-GAAP net loss per share was computed assuming 130.2 million and 131.8 million weighted-average shares outstanding for the second quarter and full year fiscal 2023, respectively. The Silver Lake investment resulted in an increase to Non-GAAP net loss of $13.3 million for the full fiscal year.
(2) The Silver Lake investment resulted in a decrease to expected free cash flow of $8.0 million.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on May 25, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through May 25, 2023. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-440-5655 or toll dial-in number: 1-646-960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-647-362-9199 with conference ID 8022374 available from May 25, 2022 at 4:00 p.m. PT to to June 1, 2022 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP total gross margin, non-GAAP subscription gross margin, non-GAAP professional services gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable donations. We exclude expenses associated with charitable donations of our common stock from certain of our non-GAAP financial measures. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, net of currently expected insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding these non-recurring charges and benefits from our non-GAAP financial measures in the second quarter of fiscal 2021 as litigation expenses significantly increased, specifically relating to our ongoing securities class actions and derivative litigation.

•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases, from certain of our non-GAAP financial measures. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liabilities. We exclude the change in fair value of warrant liabilities, which is a non-cash gain or loss, as it can fluctuate significantly with changes in Zuora's stock price and market volatility, and does not reflect the underlying cash flows or operational results of the business.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR) and ARR Growth. ARR represents the annualized recurring value at the time of booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. We calculate the growth in ARR (ARR Growth) by dividing ARR as of a period end by ARR for the corresponding period end of the prior fiscal year. ARR and ARR Growth are performance metrics and should be viewed independently of revenue and deferred revenue, and are not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: adverse changes in general economic or market conditions, including the impact that inflation or a slowdown in the economy or market conditions may have on our business and our customers; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; the risk of loss of key employees; future responses to and effects of the ongoing COVID-19 pandemic, including the pandemic's impact on the economy, our customers and our businesses; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; our products may fail to gain, or lose, market acceptance; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, changes in foreign exchange rates; weakened global economic conditions may adversely affect our industry; and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models, and acts as an intelligent subscription management hub that automates and orchestrates the entire quote to cash and revenue recognition process. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet, and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2022 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue:
Subscription	$78,500	$65,142
Professional services	14,699	15,187
Total revenue	93,199	80,329
Cost of revenue:
Subscription	18,725	15,643
Professional services	17,510	17,078
Total cost of revenue	36,235	32,721
Gross profit	56,964	47,608
Operating expenses:
Research and development	22,872	18,967
Sales and marketing	40,457	31,865
General and administrative	17,290	14,185
Total operating expenses	80,619	65,017
Loss from operations	(23,655)	(17,409)
Interest and other income, net	795	121
Loss before income taxes	(22,860)	(17,288)
Income tax provision	308	373
Net loss	(23,168)	(17,661)
Comprehensive loss:
Foreign currency translation adjustment	(359)	(85)
Unrealized loss on available-for-sale securities	(398)	(34)
Comprehensive loss	$(23,925)	$(17,780)
Net loss per share, basic and diluted	$(0.18)	$(0.15)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	128,457	121,354

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$350,626	$113,507
Short-term investments	101,926	101,882
Accounts receivable, net	74,307	82,263
Deferred commissions, current portion	15,254	15,080
Prepaid expenses and other current assets	16,260	15,603
Total current assets	558,373	328,335
Property and equipment, net	28,629	27,676
Operating lease right-of-use assets	30,482	32,643
Purchased intangibles, net	2,898	3,452
Deferred commissions, net of current portion	26,856	26,727
Goodwill	17,632	17,632
Other assets	4,449	4,787
Total assets	$669,319	$441,252
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,155	$6,785
Accrued expenses and other current liabilities	24,195	14,225
Accrued employee liabilities	26,861	32,425
Debt, current portion	571	1,660
Deferred revenue, current portion	157,135	152,740
Operating lease liabilities, current portion	10,907	11,462
Total current liabilities	226,824	219,297
Debt, net of current portion	204,500	—
Deferred revenue, net of current portion	1,098	771
Operating lease liabilities, net of current portion	43,149	45,633
Deferred tax liabilities	3,243	3,243
Other long-term liabilities	1,649	1,701
Total liabilities	480,463	270,645
Stockholders’ equity:
Class A common stock	12	12
Class B common stock	1	1
Additional paid-in capital	776,323	734,149
Accumulated other comprehensive loss	(865)	(108)
Accumulated deficit	(586,615)	(563,447)
Total stockholders’ equity	188,856	170,607
Total liabilities and stockholders’ equity	$669,319	$441,252

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(23,168)	$(17,661)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,202	4,147
Stock-based compensation	22,825	13,797
Provision for credit losses	499	1,153
Amortization of deferred commissions	4,563	3,874
Reduction in carrying amount of right-of-use assets	2,161	2,342
Change in fair value of warrant liability	(4,373)	—
Other	216	156
Changes in operating assets and liabilities:
Accounts receivable	7,457	18,223
Prepaid expenses and other assets	(206)	(1,169)
Deferred commissions	(4,984)	(4,200)
Accounts payable	101	(1,342)
Accrued expenses and other liabilities	2,205	(1,522)
Accrued employee liabilities	(5,564)	(3,056)
Deferred revenue	4,722	(1,109)
Operating lease liabilities	(3,673)	(3,382)
Net cash provided by operating activities	6,983	10,251
Cash flows from investing activities:
Purchases of property and equipment	(3,263)	(1,965)
Insurance proceeds for damaged property and equipment	—	344
Purchases of short-term investments	(30,887)	(26,687)
Maturities of short-term investments	30,263	22,692
Net cash used in investing activities	(3,887)	(5,616)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	234,586	—
Proceeds from issuance of common stock upon exercise of stock options	907	3,567
Principal payments on long-term debt	(1,111)	(1,111)
Net cash provided by financing activities	234,382	2,456
Effect of exchange rates on cash and cash equivalents	(359)	(85)
Net increase in cash and cash equivalents	237,119	7,006
Cash and cash equivalents, beginning of period	113,507	94,110
Cash and cash equivalents, end of period	$350,626	$101,116

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2022
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Change in Fair Value of Warrant Liability	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$18,725	$(1,799)	$(554)	$—	$—	$16,372
Cost of professional services revenue	17,510	(3,017)	—	—	—	14,493
Gross profit	56,964	4,816	554	—	—	62,334
Operating expenses:
Research and development	22,872	(5,966)	—	—	—	16,906
Sales and marketing	40,457	(7,456)	—	—	—	33,001
General and administrative	17,290	(4,587)	—	(120)	—	12,583
Loss from operations	(23,655)	22,825	554	120	—	(156)
Net loss	$(23,168)	$22,825	$554	$120	$(4,373)	$(4,042)
Net loss per share, basic and diluted[2]	$(0.18)					$(0.03)
Gross margin	61%					67%
Subscription gross margin	76%					79%
Professional services gross margin	(19)%					1%
Operating margin	(25)%					—%

	Three Months Ended April 30, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$15,643	$(1,043)	$(423)	—	$14,177
Cost of professional services revenue	17,078	(2,001)	—	—	15,077
Gross profit	47,608	3,044	423	—	51,075
Operating expenses:
Research and development	18,967	(4,529)	—	—	14,438
Sales and marketing	31,865	(4,080)	—	—	27,785
General and administrative	14,185	(2,144)	—	(809)	11,232
Loss from operations	(17,409)	13,797	423	809	(2,380)
Net loss	$(17,661)	$13,797	$423	$809	$(2,632)
Net loss per share, basic and diluted[2]	$(0.15)				$(0.02)
Gross margin	59%				64%
Subscription gross margin	76%				78%
Professional services gross margin	(12)%				1%
Operating margin	(22)%				(3)%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice. Our non-GAAP financial measures for the three months ended April 30, 2021 were recast to conform to the updated methodology for comparison purposes.

(2) GAAP and Non-GAAP net loss per share are calculated based upon 128.5 million and 121.4 million basic and diluted weighted-average shares of common stock for the three months ended April 30, 2022 and 2021, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2022	2021
Net cash provided by operating activities	$6,983	$10,251
Less:
Purchases of property and equipment, net of insurance recoveries	(3,263)	(1,621)
Free cash flow	$3,720	$8,630